Exhibit 10.35

Execution Version

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT, dated as of June 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), by and among (a) Unifund CCR, LLC, an Ohio limited liability company (the "Borrower"), (b) Unifund Holdings, LLC, a Delaware limited liability company ("Holdings"), (c) Credit Card Receivables Fund Incorporated, an Ohio corporation ("CCRF"), ZB Limited Partnership, a Delaware limited partnership ("ZB"; ZB, together with CCRF, the "Parent"), (d) the other "Grantors" signatory hereto, (d) any and all Additional Grantors (as defined below) who may become a party to this Agreement from time to time (the Borrower, Holdings, the Parent such other "Grantors" and such Additional Grantors are each hereinafter referred to as a "Grantor" and collectively as the "Grantors"), (e) the "Loan Party Issuers" from time to time party hereto and (e) CCP Agency, LLC, a Delaware limited liability company, as Agent (as defined in the Credit Agreement defined below), for itself, the Lenders (as defined in the Credit Agreement defined below) and the other Secured Persons (as defined below).

RECITALS

WHEREAS, the Borrower, Holdings, the Parent the Lenders and the Agent have entered into the Credit Agreement, which provides, among other things, for the Lenders to make various loans and extensions of credit to the Borrower from time to time pursuant to the terms and conditions of the Credit Agreement.

WHEREAS, each Grantor (other than Borrower) has guaranteed, or pursuant to the Credit Agreement is required to guarantee, all of the loans and extensions of credit provided by the Lenders under the Credit Agreement and all of the other Obligations (as defined in the Credit Agreement), and pursuant to the Credit Agreement each Grantor is required to secure all of the Obligations by granting to the Agent, for the benefit of the Secured Persons, liens and security interests on substantially all of each Grantor's assets pursuant to this Agreement.

WHEREAS, the Borrower and the other Grantors, though separate legal entities, comprise one integrated financial enterprise, and the loans and other extensions of credit contemplated to be provided to the Borrower under the Credit Agreement would inure, directly or indirectly, to the benefit of each of the Grantors.

WHEREAS, it is one of the conditions precedent to the obligation of the Lenders to make certain loans under the Credit Agreement that the Borrower and each other Grantor shall have executed and delivered this Agreement to the Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to satisfy one of the conditions precedent to the obligation of the Lenders to make certain loans under the Credit Agreement, each Grantor hereby agrees with the Agent, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1       Terms Defined in the Credit Agreement / Uniform Commercial Code.

(a)      Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

(b)     The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined below) as in effect from time to time: "Account", "Account Debtor", "Certificated Security", "Chattel Paper"; "Commercial Tort Claim", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Farm Products", "Fixture", "General Intangible", "Goods", "Health-Care Insurance Receivables", "Instrument", "Inventory", "Investment Company Security", "Letter of Credit Rights", "Proceeds", "Registered Organization", "Security", "Securities Account," "Securities Intermediary", "Supporting Obligation", "Tangible Chattel Paper", and "Uncertificated Security".

Section 1.2       Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

"Additional Grantor" means each Loan Party which hereafter becomes a Grantor pursuant to Section 7.15.

"Agreement" has the meaning set forth in the preamble of this Agreement.

"Assigned Agreements" means any stock purchase agreement, asset purchase agreement, merger agreement and any similar documents entered into by any Grantor either in connection with any Acquisition consummated whether before or after the Closing Date.

"Assignment of Claims Act" means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

"Blocked Accounts" has the meaning assigned thereto in Section 4.6(a). "Collateral" has the meaning assigned thereto in Section 2.1.

"Collateral Access Agreement" means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other Collateral, acknowledges the Security Interests and other Collateral of the Agent, for the benefit of the Secured Persons, and waives (or, if approved by the Agent, subordinates to the Security Interests and other Collateral of the Agent, for the benefit of the Secured Persons) any Liens held by such Person on any Collateral, and permits the Agent access to any Collateral stored or otherwise located thereon.

"Control" means the manner in which "control" is achieved under the Uniform Commercial Code in the applicable jurisdiction with respect to any Collateral for which the Uniform Commercial Code specifies a method of achieving "control".

"Control Agreement" has the meaning assigned thereto in Section 4.6(a). "Controlled Depositary" has the meaning assigned thereto in Section 4.6(a). "Controlled Intermediary" has the meaning assigned thereto in Section 4.6(a).

"Copyrights" means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

"Copyright Licenses" means any and all agreements now or hereafter in existence, whether written or oral, with any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"Credit Agreement" means the Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time) by and among the Borrower, Parent, Holdings, Agent and Lenders.

"Effective Endorsement and Assignment" means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Agent.

"Excluded Equity" means (i) the Excluded Subsidiaries, (ii) the Investment Property owned by such Excluded Subsidiaries, and (iii) the Investment Property issued by such Excluded Subsidiaries.

"Excluded Property" has the meaning assigned thereto in Section 2.1.

"Exempt Account" has the meaning assigned thereto in the Credit Agreement. "Governing Documents" has the meaning assigned thereto in Section 4.11.

"Government Contract" means a Contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local governmental authority located in the United States or all obligations of any such governmental authority arising under any Account now or hereafter owing by any such governmental authority, as Account Debtor, to any Grantor.

"Grantors" has the meaning set forth in the preamble of this Agreement.

"Intellectual Property" means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, source code, object code, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

"Investment Property" means, collectively, (a) any and all investment property (as such term is defined in the UCC) and (b) any and all Partnership/LLC Interests (regardless of whether classified as investment property under the UCC).

"Irrevocable Proxy" has the meaning assigned thereto in Section 3.13(c).

"Issuer" means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

"Loan Party Issuer" means any Issuer that is a Subsidiary of a Grantor.

"Partnership/LLC Interests" means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, in each partnership, limited partnership or limited liability company owned by such Grantor, including, without limitation, all of such Grantor's voting and control rights, authority, and powers, and all status and management rights of such Grantor as a partner, member, or otherwise, as applicable, such Grantor's capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor's interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise, and all of the other rights, interests, privileges, authority, and powers of such Grantor relating to all of the foregoing.

"Patents" means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

"Patent License" means all agreements now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

"Perfection Certificate" means the Perfection Certificate dated as of the date hereof, substantially in the form of Exhibit A attached hereto, and otherwise in form and substance reasonably satisfactory to the Agent, and duly certified by an authorized officer of the Grantors, as such certificate may from time to time be amended, restated, supplemented, updated or otherwise modified from time to time in accordance with the terms of this Agreement.

"Registration Page" has the meaning assigned thereto in Section 3.13(c).

"Release Date" means the date that all of the Obligations have been Paid in Full (as defined in the Credit Agreement).

"Secured Persons" is defined in the Credit Agreement.

"Securities Act" means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

"Security Interests" means the liens and security interests granted pursuant to Article II.

"Seller Undertakings" means, collectively, all representations, warranties, covenants and agreements in favor of any Grantor, and all indemnifications for the benefit of any Grantor relating thereto, pursuant to the Assigned Agreements.

"Trademarks" means collectively, all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

"Trademark License" means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

"UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

"Vehicles" means all cars, trucks, trailers, aircraft, vessels, vehicles and other assets covered by a certificate of title under the laws of any state, along with all tires and all other appurtenances to any of the foregoing.

Section 1.3       Other Definitional Provisions. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified.

ARTICLE II

SECURITY INTEREST

Section 2.1       Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Agent, for the benefit of the Secured Persons, a security interest in all of such Grantor's right, title and interest in the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations:

(i)           all Accounts;

(ii)          all cash and currency;

(iii)         all Chattel Paper (including, without limitation, Electronic Chattel Paper);

(iv)         all Commercial Tort Claims described on the Perfection Certificate (or other similar document);

(v)          all Deposit Accounts;

(vi)         all Documents;

(vii)        all Equipment;

(viii)       all Farm Products;

(ix)          all Fixtures;

(x)           all General Intangibles (including, without limitation, all Assigned Agreements and Seller Undertakings);

(xi)          all Goods;

(xii)         all Health-Care Insurance Receivables;

(xiii)        all Instruments;

(xiv)       all Intellectual Property;

(xv)        all Inventory;

(xvi)       all Investment Property (including, without limitation, all Partnership/LLC Interests);

(xvii)      all Letter of Credit Rights;

(xviii)     all Supporting Obligations;

(xix)        all Vehicles;

(xx)         all other personal property not otherwise described above;

(xxi)        all books and records pertaining to the Collateral; and

(xxii)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Security Interests granted hereunder attach to: (a) with respect to voting capital stock and other voting equity interests in each case issued by a Foreign Subsidiary, more than 66% of such stock or other voting equity interests to the extent the Security Interest on a greater percentage of such voting capital stock or other voting equity interests would cause a material adverse tax consequence to the Parent under Section 956 of the Code and is not required to be pledged pursuant to the Credit Agreement; (b) any lease, license, or contract to which a Grantor is a party (so long as the counterparty thereof is not an Affiliate of any Grantor) or any of such Grantor's rights or interests thereunder, if, and for so long as and to the extent that, the grant of the Security Interest hereunder therein would constitute or result in breach or termination pursuant to the terms of, or a default under, any such lease, license or contract (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction, any other Applicable Law or principles of equity); provided, however, that the Security Interest granted hereunder therein (x) shall attach immediately when the condition causing such breach, termination or default is remedied, (y) shall attach immediately to any severable term of such lease, license or contract to the extent that such attachment does not result in any of the consequences specified above in this clause (b), and (z) shall attach immediately to any such lease, license or contract to which the account debtor or such Grantor's counterparty has consented to such attachment; (c) any Equipment owned by any Grantor that is subject to a purchase money Lien or a Capitalized Lease Obligation (in each case that is senior to the Lien of Agent therein and in each case so long as such purchase money Lien or Capitalized Lease Obligation is not in favor of an Affiliate of any Grantor) in each case that is expressly permitted by Section 6.02(c) of the Credit Agreement if, and for so long as and to the extent that, the grant of the security interest hereunder on such Equipment would constitute a violation (other than to the extent that any such violation would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction, any other Applicable Law or principles of equity), provided, however, that the Security Interest granted hereunder therein, (x) shall attach immediately when the condition causing such violation is remedied, (y) shall attach immediately to any severable item of such Equipment to the extent that such attachment does not result in any of the consequences specified above in this clause (c), and (z) shall attach immediately to any such Equipment to which such lender or lessor has consented to such attachment) of a valid and enforceable restriction in favor of the applicable purchase money lender or Capitalized Lease lessor; (d) any application to register any intent-to-use Trademark or service mark prior to the filing under Applicable Law of a verified statement of use (or the equivalent) for such Trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; (e) Exempt Accounts; and (f) Excluded Equity (property or assets described in clauses (a)-(f), collectively, the "Excluded Property"); provided, however, that (A) any items set forth above (or any portion thereof) that cease to satisfy the criteria for Excluded Property (whether as a result of a Grantor obtaining any necessary consent, any change in any Applicable Law or otherwise) shall no longer be Excluded Property and the Security Interest granted hereunder automatically shall attach immediately to such items (or portion thereof) at such time and such Excluded Property automatically shall then be deemed Collateral hereunder and (B) Excluded Property shall not include any Proceeds of any of the items referred to in this paragraph and instead all such Proceeds shall be Collateral.

Section 2.2       Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any other Secured Person of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any of the Contracts included in the Collateral, (c) no Secured Person shall have any obligation or liability under any of the Contracts included in the Collateral by reason of this Agreement, nor shall any Secured Person be obligated to perform any of the obligations or duties of any Grantor under any such Contract or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) no Secured Person shall have any liability in contract or tort for any Grantor's acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby makes the following representations and warranties to the Agent and the other Secured Persons, all of which representations and warranties shall survive the Closing Date and the making of the Loans, and are as follows:

Section 3.1       Existence. Each Grantor is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business as a foreign entity in each jurisdiction in which the failure of such Grantor to be so qualified could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to otherwise effect in a materially adverse manner the business operations of such Grantor.

Section 3.2       Authorization of Agreement. Each Grantor has all requisite right, power and authority and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of each of the Grantors and is enforceable against each Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

Section 3.3       No Conflicts; Consents. The execution, delivery and performance by each of the Grantors of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any provision of any Applicable Law, any Organic Document of any Grantor, or any Contract of any Grantor, and will not result in the creation or imposition of any Lien, other than the Security Interests, upon or with respect to any property or revenues of any Grantor. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Loan Party Issuer of this Agreement, except (i) filings with the United States Copyright Office and/or the United States Patent and Trademark Office with respect to Security Interests in Copyrights, Patents and Trademarks owned by the Grantors that are registered in the United States, (ii) filings of Uniform Commercial Code financing statements listing the applicable Grantor, as the debtor, and the Agent, as secured party, filed in the Secretary of State's Office (or its equivalent) of the State in which such Grantor is incorporated or otherwise formed, (iii) with respect to Accounts in which the Account Debtor is a governmental authority, filings under the Assignment of Claims Act and/or (iv) approvals, consents, exemptions, authorizations or other actions obtained or made prior to the date hereof, all of which remain in effect as of the date hereof.

Section 3.4       Perfected Priority Liens. All of the Security Interests granted pursuant to this Agreement (a) constitute valid and enforceable perfected security interests in all of the Collateral in favor of the Agent, for the benefit of each of the Secured Persons, as collateral security for all of the Obligations, enforceable in accordance with the terms of this Agreement except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability, and (b) are prior to all other Liens on the Collateral in existence, except for certain purchase money Permitted Liens and certain statutory Permitted Liens, in each case, solely to the extent priority is provided to such Permitted Liens under Applicable Law (as opposed to Contract). Upon the filing of financing statements in the jurisdiction of formation or incorporation, as applicable, of the respective Grantors reflected on the Perfection Certificate, and, to the extent required by Applicable Law, with respect to the Security Interests in Copyrights, Patents and Trademarks that are registered in the United States, the filing of appropriate notices of such Security Interests with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, the Security Interests will be perfected first priority security interests in all Collateral in which a security interest can be perfected by means of such filing; and upon delivery to the Agent of the certificates representing the Collateral consisting of Certificated Securities, the Security Interests will be perfected first priority security interests in such Collateral.

Section 3.5       Title; No Other Liens. Each Grantor's right, title and interest in and to each item of the Collateral is free and clear of any and all Liens, other than Permitted Liens. Except with respect to the Permitted Liens, to each Grantor's knowledge, neither any Uniform Commercial Code financing statement which names a Grantor as debtor, nor any other public notice with respect to all or any part of the Collateral, is on file or of record in any public office. No Collateral is in the possession or Control of any Person (other than a Grantor) asserting any claim thereto or Lien therein, except that (a) the Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case (other than with respect to Exempt Accounts) so long as such Deposit Accounts and Securities Accounts are subject to the terms of a Control Agreement, (c) a bailee, consignee or warehouseman may have possession of Collateral as contemplated by, and so long as, the applicable Grantors have complied to the satisfaction of the Agent with the applicable provisions of Article IV (including without limitation Section 4.2 and Section 4.4) and (d) Collateral may be in transit, out for repair, or with an employee or independent contractor in the ordinary course of business.

Section 3.6       Names; State of Organization; Location of Collateral; Other Information.

(a)     The exact legal name of each Grantor as it appears in its Organic Documents is as set forth for such Grantor on the Perfection Certificate as being its exact legal name. No Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as disclosed for such Grantor on the Perfection Certificate. No Grantor does use or has used during the past five years any name on any of its tax returns or other correspondence with taxing authorities other than the exact legal name of such Grantor as it appears in its Organic Documents except as disclosed for such Grantor on the Perfection Certificate. Except as disclosed on the Perfection Certificate with respect to a specific Grantor, during the past five years, no Grantor has acquired any assets from any Person other than assets acquired by such Grantor in the Ordinary Course of Business from Persons in the business of routinely selling assets of such kind. Except as disclosed on the Perfection Certificate with respect to a specific Grantor, (i) no Grantor has changed its identity or organizational structure in any way within the past five years, (ii) no Person has merged or consolidated with or into any Grantor, and (iii) no Person has liquidated into or transferred all or substantially all of its assets to a Grantor.

(b)     Each Grantor is a Registered Organization organized under the laws of the jurisdiction identified for such Grantor on the Perfection Certificate. The taxpayer identification number and Registered Organization number of each Grantor is as set forth for such Grantor on the Perfection Certificate.

(c)     The address of the chief executive office of each Grantor is as set forth for such Grantor on the Perfection Certificate.

(d)     All of the Inventory, Equipment, Fixtures and other tangible assets of each Grantor is located solely at the locations specified for such Grantor for such purpose on the Perfection Certificate other than Collateral that may be in transit, out for repair, or with an employee or independent contractor in the ordinary course of business.

(e)     No Grantor owns any real estate except as expressly set forth for such Grantor on the Perfection Certificate.

(f)      No Collateral of any Grantor are located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as set forth for such Grantor on the Perfection Certificate or Collateral that may be in transit, out for repair, or with an employee or independent contractor in the ordinary course of business.

(g)     No Grantor has any other locations of business, or has maintained any of its assets in any other locations, either now or in the last five years, other than at locations listed for such Grantor on the Perfection Certificate.

Section 3.7      Accounts. Each existing Account owing to each Grantor constitutes, and each hereafter arising Account owing to each Grantor will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Grantor to the Agent from time to time as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts, allowances and other adjustments in the Ordinary Course of Business where applicable, and except for write-offs, settlements, compromises and adjustments not prohibited by the Credit Agreement. None of the Accounts in excess of $100,000 in the aggregate are evidenced by a promissory note or other Instrument (other than checks representing customer payments in the Ordinary Course of Business) that has not been pledged and delivered to the Agent in accordance with the terms hereof. No obligor on any Account in excess of $100,000 owing to any Grantor is a governmental authority with respect to which such Grantor has not notified the Agent.

Section 3.8       Chattel Paper; Certificated Securities. Except as set forth on the Perfection Certificate with respect to a particular Grantor, no Grantor owns any Instruments (other than checks representing customer payments in the Ordinary Course of Business or other Instruments with respect to amounts of less than $100,000 in the aggregate), Certificated Securities or Chattel Paper in an amount greater than $100,000.

Section 3.9       Commercial Tort Claims. No Grantor holds any Commercial Tort Claims in an amount greater than $25,000 except as described for such Grantor on the Perfection Certificate.

Section 3.10     Deposit Accounts / Securities Accounts. All Deposit Accounts and Securities Accounts owned by any Grantor are listed for such Grantor on the Perfection Certificate, and no such Deposit Account or Securities Account is an Exempt Account unless expressly indicated on the Perfection Certificate (which such indication shall constitute a representation and warranty by the Grantors that such Deposit Account or Securities Account, as applicable, does, and at all times in the future will, satisfy all of the requirements set forth in the definition of "Exempt Account" to constitute an Exempt Account).

Section 3.11     Intellectual Property. All Patents, Trademarks and Copyrights owned by any Grantor are listed for such Grantor on the Perfection Certificate. Except as expressly set forth on the Perfection Certificate, none of the material Intellectual Property owned or used by any Grantor is the subject of any licensing or other agreement with any third parties, including without limitation any Patent License, Trademark License, Copyright License or franchising agreement. All material Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor's knowledge, does not infringe the Intellectual Property rights of any other Person. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or any Grantor's rights in, any material Intellectual Property owned by any Grantor in any material respect. No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or any Grantor's ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect. Each Grantor owns and possesses or has a license or other right to use all material Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others. None of the proprietary software licensed or distributed by any Grantor that is material to generating revenue for such Grantor is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code of the proprietary software.

Section 3.12     Inventory/Equipment. Collateral consisting of Inventory is of good and merchantable quality, free from any material defects, and has been manufactured in all material respects in accordance with the requirements of the Fair Labor Standards Act and all other material Applicable Laws. None of the Collateral consisting of Inventory or Equipment is subject to any Patent License, Trademark License or Copyright License with any Person that restricts in any material respect any Grantor's (or, upon any enforcement of its Security Interest, the Agent's) ability to manufacture and/or sell such Inventory or use and/or sell such Equipment.

Section 3.13     Investment Property; Partnership/LLC Interests.

(a)     All Investment Property and all Partnership/LLC Interests owned by any Grantor is listed on the Perfection Certificate.

(b)     Except as expressly set forth on the Perfection Certificate, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any Investment Property or any Partnership/LLC Interests constituting Collateral and issued by any Loan Party Issuer or which obligate any Loan Party Issuer to issue additional Investment Property or any Partnership/LLC Interests.

(c)     All Investment Property and Partnership/LLC Interests owned by any Grantor constituting Collateral (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are solely beneficially owned as of record by the Grantor listed as the owner thereof on the Perfection Certificate, free and clear of any Liens, except for the Security Interest and other Permitted Liens, (iii) in the case of Investment Property and Partnership/LLC Interests issued by any Loan Party Issuer, represent the percentage ownership of all classes of the capital stock or equity interests of each Loan Party Issuer as set forth on the Perfection Certificate, (iv) except as expressly set forth on the Perfection Certificate, no Partnership/LLC Interests issued by any Loan Party Issuer are in certificated form, and (v) all certificates evidencing Investment Property and Partnership/LLC Interests, together with (x) duly executed instruments of transfer to be assigned in blank, substantially in the form of Schedule I attached hereto or otherwise in form and substance reasonably satisfactory to Agent, (y) a duly executed irrevocable proxy, in substantially the form of Schedule II hereto ("Irrevocable Proxy"), and (z) a duly acknowledged equity interest registration page, in blank, from each Issuer, substantially in the form of Schedule III attached hereto or otherwise in form and substance satisfactory to the Agent ("Registration Page"), have been delivered to the Agent with respect to all Investment Property and Partnership/LLC Interests issued by any Loan Party Issuer.

(d)     None of the Investment Property or Partnership/LLC Interests constituting Collateral and owned by any Grantor (i) are traded on a securities exchange or in securities markets, (ii) are Investment Company Securities, or (iii) have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(e)      True, correct and complete copies as of the date hereof of each Grantor's Organic Documents and any other documents which evidence or govern the issuance of, or the rights and duties of any holders of, Investment Property and Partnership/LLC Interests issued or held by any Grantor have been delivered to the Agent.

(f)      No Grantor has heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to Investment Property or Partnership/LLC Interests owned by any Grantor other than in favor of the Agent and Permitted Liens and except for Liens which have been discharged.

(g)     No pledge by any Grantor of Investment Property or Partnership/LLC Interests pursuant to this Agreement violates (i) the Organic Documents of any Grantor, or any Contract to which any Grantor is a party or by which any Grantor's properties or assets may be bound, (ii) any restriction on such transfer or encumbrance of the Investment Property or Partnership/LLC Interests, or (iii) any securities law or other Applicable Law.

(h)     No consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by any Grantor of the Investment Property or Partnership/LLC Interests pursuant to this Agreement or for the execution, delivery and performance of this Agreement by any Grantor, or for the exercise by the Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Investment Property or Partnership/LLC Interests pursuant to this Agreement, except as may be required under Applicable Law which may not be waived, or for the amendment of any Governing Document consummated by the terms of Section 4.11 of this Agreement.

(i)       Each Loan Party Issuer has registered the Security Interest of the Agent, for the benefit of the Secured Persons in the Partnership/LLC Interests issued by such Loan Party Issuer in the books and records of such Loan Party Issuer. Each Loan Party Issuer that is a limited liability company or a partnership hereby represents and warrants that if it has not, it at no time will, elect pursuant to the provisions of Section 8-103 of the applicable Uniform Commercial Code to provide that any Partnership/LLC Interests that it issues are securities governed by Article 8 of the applicable Uniform Commercial Code.

(j)      The Governing Documents are hereby amended pursuant to the terms of Section 4.11 of this Agreement and, after giving effect to the terms of this Agreement and such amendment, the Governing Documents are in full force and effect

Section 3.14     Farm Products, Health-Care Insurance Receivables and Vehicles. Except as set forth on the Perfection Certificate, none of the assets of any Grantor constitutes, or is the Proceeds of, (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) Vehicles (other than Vehicles the aggregate book or fair market value of which does not exceed $100,000).

Section 3.15     Excluded Property. None of the Excluded Property, either individually or in the aggregate, is material to the business of the Grantors.

ARTICLE IV

COVENANTS

At all times until the Release Date, the Grantors covenant and agree that:

Section 4.1       Maintenance of Perfected Security Interests; Further Information.

(a)      Each Grantor shall use commercially reasonable efforts to maintain the Security Interests created by this Agreement as perfected Security Interests having at least the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

(b)     Each Grantor promptly shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Agent may reasonably request from time to time, all in reasonable detail.

Section 4.2       Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (30) days' prior written notice to the Agent and delivery to the Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably required by the Agent as to the validity, perfection, protection and priority of the Security Interests, and (b) if applicable, a written supplement to the Perfection Certificate to reflect the same:

(i)      permit any of the Inventory, Equipment or other tangible assets constituting Collateral of such Grantor to be kept at a location other than those listed on the Perfection Certificate for such Grantor or Collateral may be in transit, out for repair, or with an employee or independent contractor in the ordinary course of business;

(ii)      change the location of its chief executive office from that identified on the Perfection Certificate for such Grantor; or

(iii)     change its name, identity or corporate or organizational form.

No Grantor shall (x) change its jurisdiction of organization, incorporation or formation, (y) move its chief executive office or principal place of business (other than within the same State) or (z) permit any of its assets to be located outside of the United States of America, in each case without the prior written consent of the Agent.

Section 4.3       Required Notifications/Commercial Tort Claims/Real Property/Perfection Certificate. Each Grantor shall promptly (but in any event not later than by the tenth Business Day thereafter) notify the Agent (which if applicable, such notice shall include a written supplement to the Perfection Certificate to reflect the same), in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral, (b) any Grantor obtaining knowledge of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, (d) the acquisition or ownership by such Grantor of any Commercial Tort Claim in an amount exceeding $100,000, therein providing a reasonable description and summary of such Commercial Tort Claim, and upon delivery thereof to the Agent such Grantor shall be deemed to thereby grant to the Agent, for the benefit of the Secured Persons (and such Grantor hereby grants to Agent, for the benefit of the Secured Persons) a security interest in such Commercial Tort Claim and all Proceeds thereof to secure all of the Obligations, (e) any purchase or other acquisition of any real property by any Grantor, and (f) any material change to any of the information set forth on the Perfection Certificate.

Section 4.4       Collateral Access Agreements. Each Grantor shall be required to use commercially reasonable efforts to cause a fully executed Collateral Access Agreement(s) to be delivered to the Agent with respect to, and prior to the time that (or if later, by the Closing Date), any tangible Collateral exceeding in value $100,000 in the aggregate is at any time in the possession or control of any consignee, warehouseman, bailee, processor, or any other third party, or is located at a facility that is a leased location or that is the Loan Parties' primary headquarters location. Without limiting the foregoing, with respect to all such warehouseman, such Grantor shall notify in writing such warehouseman of the Security Interests created hereby, shall use commercially reasonable efforts to obtain such warehouseman's written agreement to hold all such Collateral for the Agent's account subject to the Agent's instructions, and shall cause such warehouseman to issue and deliver to the Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Agent together with an Effective Endorsement and Assignment. Further, each Grantor shall perfect and protect such Grantor's ownership interests in all assets stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor's interests in such assets under the Uniform Commercial Code or otherwise. All such financing statements filed pursuant to this Section 4.4 shall be assigned, on the face thereof, to the Agent upon the Agent's reasonable request.

Section 4.5       Delivery of Instruments, Certificated Securities and Chattel Paper.

(a)     If any amount payable in excess of $100,000 in the aggregate under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks representing customer payments in the Ordinary Course of Business), Certificated Security or Chattel Paper, the Grantors shall cause all such Instruments, Certificated Securities and/or Chattel Paper to be promptly (but in any event not later than by the fifth Business Day thereafter) delivered to the Agent (along with a written supplement of the Perfection Certificate to reflect such Instruments, Certificated Securities and/or Chattel Paper), in each case together with an Effective Endorsement and Assignment, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the Grantors promptly (but in any event not later than by the fifth Business Day thereafter) shall cause the Agent to have Control thereof within the meaning set forth in Section 9-105 of the UCC.

(b)     Upon the request of the Agent, the Grantors shall cause any and all Instruments, Certificated Securities and Chattel Paper of any Grantor not theretofore delivered to the Agent to be promptly (but in any event not later than by the fifth Business Day after such request) delivered to the Agent (along with an update of the Perfection Certificate to reflect such Instrument, Certificated Security and/or Chattel Paper), in each case together with an Effective Endorsement and Assignment, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the Grantors promptly (but in any event not later than by the fifth Business Day after such request) shall cause the Agent to have Control thereof within the meaning set forth in Section 9-105 of the UCC, by means determined to be sufficient by Agent in its sole discretion, including without limitation by complying with the requirements set forth with respect to Electronic Chattel Paper in Section 4.6(b).

Section 4.6       Deposit Accounts/Securities Accounts/Letter of Credit Rights/Electronic Chattel Paper/Control.

(a)     Deposit Accounts/Securities Accounts. Each Grantor shall cause at all times (i) each depositary bank holding a Deposit Account (other than Exempt Accounts) owned by such Grantor, and (ii) each Securities Intermediary holding any Investment Property or Securities Account (other than Exempt Accounts) owned by such Grantor to be subject to an executed and delivered control agreement (each a "Control Agreement") in form and substance reasonably acceptable to the Agent, providing, among other things, for (A) the Agent to have Control over each such Deposit Account or Securities Account, as applicable (collectively, the "Blocked Accounts"), (B) the depositary bank or Securities Intermediary, as applicable, to follow the exclusive directions of the Agent upon notice from the Agent delivered during the continuance of an Event of Default with respect to such Blocked Accounts, without the need for any notice to or consent from any Loan Party (any such depositary bank executing and delivering any such control agreement, a "Controlled Depositary", and any such Securities Intermediary executing and delivering any such control agreement, a "Controlled Intermediary"). In no event shall any Grantor establish any Deposit Account (other than an Exempt Account) or Securities Account (other than any Exempt Account) until each of the requirements set forth in the preceding sentence shall have been satisfied. Whenever any Grantor shall receive any cash, Cash Equivalents, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a Blocked Account (or a Exempt Account, to the extent applicable) and such amounts shall remain therein until expended in accordance with the terms of the Credit Agreement or applied to the Obligations; and until such Grantor shall deposit such cash, Cash Equivalents, money, checks or any other similar items of payment in a Blocked Account (or a Exempt Account, to the extent applicable), such Grantor shall hold such cash, Cash Equivalents, money, checks or any other similar items of payment in trust for the Secured Persons and as property of the Secured Persons, separate from the other funds of such Grantor.

(b)     Letter of Credit Rights/Electronic Chattel Paper. Each Grantor promptly shall take such actions and deliver all such agreements as are required by the Agent to provide the Agent with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, upon the request of the Agent, any or all of the following: such Grantor shall create, store and assign the record or records comprising the Electronic Chattel Paper (and, upon the request of the Agent, shall engage a third-party designated by Agent to serve as custodian for all such Electronic Chattel Paper) in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c)      Control Generally. Each Grantor promptly shall, except to the extent expressly provided otherwise in this Agreement, take such actions and deliver all such agreements as are reasonably required by the Agent to provide the Agent with Control of any item of Collateral that may be perfected by Control pursuant to the UCC.

Section 4.7       Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent reasonably determines appropriate to perfect the Security Interests of the Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as "all assets" or "all personal property". Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Agent prior to the date of this Agreement.

Section 4.8       Accounts.

(a)     Other than in the Ordinary Course of Business, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor or any other Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account, or (v) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof; provided that after the occurrence and during the continuance of an Event of Default, upon notice from the Agent, no Grantor shall take any of the above actions, regardless of whether in the Ordinary Course of Business, without the prior written consent of Agent.

(b)     Each Grantor shall promptly deliver to the Agent a copy of each material demand, notice or document received by such Grantor that questions or calls into doubt the validity or enforceability of any material Account.

(c)     During the existence of an Event of Default or as otherwise permitted by Section 5.05(b) of the Credit Agreement, the Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Agent's reasonable request and at the expense of the Grantors, the Grantors shall promptly cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(d)     Each Grantor shall direct its Account Debtors (including by means of appropriate direction on all invoices) to remit all payments on such Grantor's Accounts to a lockbox or Blocked Account at a Controlled Depository.

Section 4.9       Intellectual Property.

(a)     Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property constituting Collateral with the United States Patent and Trademark Office, the United States Copyright Office, such Grantor shall report such filing to the Agent by providing Agent with written notice thereof (which notice shall include a written supplement to the Perfection Certificate to reflect the same) concurrently with the making of such filing. Upon the request of the Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers with the United States Patent and Trademark Office or the United States Copyright Office as the Agent may reasonably request to evidence Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(b)     Except as could not reasonably be expected to have a Material Adverse Effect or otherwise be material to any Grantor or its business, each Grantor (either itself or through licensees) (i) will continue to use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for nonuse, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired, and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(c)      Each Grantor will notify the Agent promptly (but in any event not later than by the fifth Business Day thereafter) if it knows or has reason to know that any application or registration relating to any material Intellectual Property owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor's right to register the same or to own and maintain the same.

(d)     Each Grantor will take all steps reasonably required by the Agent, at such Grantor's sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property (including, without limitation, domain names), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e)     In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor's sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, and (ii) if such Intellectual Property is of material economic value, promptly (but in any event not later than by the fifth Business Day thereafter) notify the Agent after it learns of such infringement, misappropriation or dilution.

(f)      No Grantor shall incorporate into any proprietary software licensed or distributed by such Grantor that is material to generating revenue for such Grantor, any third-party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of the proprietary software that is licensed or distributed by any Grantor.

Section 4.10     Investment Property; Partnership/LLC Interests.

(a)     Without the prior written consent of the Agent, no Grantor will (i) vote to enable, or take any other action to permit, any Loan Party Issuer to issue any Investment Property or Partnership/LLC Interests, except for those additional Investment Property or Partnership/LLC Interests (x) that will be subject, automatically and immediately upon the issuance thereof, to the Security Interests granted herein in favor of the Agent or (y) that, pursuant to the Credit Agreement, are expressly not required to be subject to a Lien to secure the Obligations, or (ii) enter into any agreement or undertaking restricting the right or ability of the Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof in connection with any exercise of remedies under any of the Loan Documents or under Applicable Law by the Agent during the continuance of an Event of Default. The Grantors will defend the right, title and interest of the Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b)     Each Grantor will, promptly (but in any event not later than by the fifth Business Day thereafter) following such Grantor's acquisition thereof, pledge and deliver (along with a written supplement to the Perfection Certificate to reflect the same) to the Agent all Certificated Securities and Partnership/LLC Interests constituting Collateral (with delivery (as opposed to pledge) applicable only to Partnership/LLC Interests evidenced by a certificate) to secure the Obligations in accordance with the terms and conditions of this Agreement. In each case, all such certificates delivered to the Agent must be accompanied by (x) duly executed instruments of transfer to be assigned in blank, substantially in the form of Schedule I attached hereto or otherwise in form and substance reasonably satisfactory to Agent, (y) a duly executed Irrevocable Proxy, and (z) a duly acknowledged Registration Page. Each such Grantor shall cause each appropriate Issuer of all such Uncertificated Securities and Partnership/LLC Interests (whether such Partnership/LLC Interests are certificated or not) to, and each Loan Party Issuer hereby agrees to, promptly (but in any event not later than by the fifth Business Day after the acquisition thereof by such Grantor) mark its books and records with the numbers and face amounts of all such Uncertificated Securities and Partnership/LLC Interests, and to note all rollovers and replacements therefor, and note the Security Interest of Agent, for the benefit of the Secured Persons, therein. Each Loan Party Issuer further agrees that it shall promptly (but in any event not later than by the fifth Business Day thereafter) (i) notify the Agent of any issuance of any Investment Property or Partnership/LLC Interests issued by it constituting Collateral after the date hereof, and (ii) remit any certificates evidencing such Investment Property and Partnership/LLC Interests directly to the Agent.

(c)      Except as expressly permitted by the Credit Agreement, each Loan Party Issuer hereby agrees that it will not recognize, acknowledge or permit the pledge, transfer, grant of Control or other disposition of the Partnership/LLC Interests issued by it (or any portion thereof) other than to or as requested by the Agent. If any Grantor transfers any Partnership/LLC Interests issued by such Loan Party Issuer to any Person in contravention of the terms of this Agreement, such transfer shall be void as against such Loan Party Issuer and such Loan Party Issuer shall not record such transfer on its books and records or treat such Person as the owner of such Partnership/LLC Interests for any purpose. Except as prohibited by Applicable Law which may not be waived, each Loan Party Issuer and each Grantor further agrees that during the existence of an Event of Default, (i) such Loan Party Issuer shall promptly comply with the instructions of the Agent with respect to the Partnership/LLC Interests issued by it without the further consent or action of any Grantor, including, without limitation, instructions as to the transfer or other disposition of the Partnership/LLC Interests, (ii) if directed to do so by the Agent, such Loan Party Issuer and such Grantor shall pay and remit to the Agent or its nominee all dividends, distributions and other amounts payable to any Grantor in respect of the Partnership/LLC Interests (upon redemption of the Partnership/LLC Interests, dissolution of such Loan Party Issuer or otherwise), and (iii) if directed to do so by the Agent, such Loan Party Issuer shall transfer to, and register the Partnership/LLC Interests in the name of, the Agent or its nominee or transferee. Each Loan Party Issuer acknowledges and agrees that upon the delivery of any certificates representing the Partnership/LLC Interests issued by it endorsed to the Agent or in blank, or to the extent the Partnership/LLC Interests are not represented by certificates, upon the execution and delivery of this Agreement by the parties hereto, Agent shall have Control over such Partnership/LLC Interests.

(d)     Without limiting the foregoing, if any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property or Partnership/LLC Interests constituting part of the Collateral, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property or Partnership/LLC Interests upon the liquidation or dissolution of any Issuer, in each case with respect to the foregoing clauses (i) and (ii), such Grantor shall accept the same as the agent of the Secured Persons, hold the same in trust for the Secured Persons, segregated from other funds of such Grantor, and promptly (but in any event not later than by the fifth Business Day thereafter) deliver the same to the Agent, duly indorsed by such Grantor to the Agent, if required, together with an undated instrument of transfer covering any such certificates duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional Collateral for the Obligations.

(e)     Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent's exercise of its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and Partnership/LLC Interests, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company or partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided, that no vote shall be cast or other corporate, company or partnership right exercised or other action taken which could reasonably be expected to materially impair the Collateral, which would result in a Default or Event of Default, or which, except to the extent expressly permitted by the Credit Agreement, would authorize, effect or consent to: (i) the dissolution or liquidation, in whole or in part, of any Loan Party Issuer; (ii) the consolidation or merger of any Loan Party Issuer with any other Person; (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any Loan Party Issuer; or (iv) amend or otherwise modify the Organic Documents of any Loan Party Issuer.

Section 4.11     Governing Documents.

(a)      Each Grantor hereby confirms and agrees that, notwithstanding anything to the contrary in any Governing Document, each limited liability company agreement, operating agreement, bylaws, articles of organization, articles of incorporation, membership agreement, partnership agreement, shareholders' agreement, or similar agreement or instrument or other Organic Document to which it is a party and, in each case to the extent relating to any of the Investment Property constituting Collateral or other Collateral representing an equity interest in Borrower or any Subsidiary of Borrower or of Parent (as amended hereby, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms of this Section 4.11, a "Governing Document") is hereby amended to incorporate the terms of this Section 4.11 and to permit such Grantor, as a member, manager, partner, or shareholder, to pledge all of such Investment Property and other Collateral constituting equity interests in which such Grantor has rights to and grant and collaterally assign to Agent a Lien on such Investment Property and other Collateral in which such Grantor has rights without any other or further consent, approval or action whatsoever by any Person, including, without limitation, any other Person party to any Governing Document from time to time or otherwise.

(b)     Notwithstanding anything to the contrary in any Government Document, in connection with the exercise of rights and remedies under this Agreement, Agent or its designee shall have the right, to the extent set forth herein, and without further approval of any member, manager, partner, shareholder, or other Person, and without becoming a member, manager, partner, or shareholder under the applicable Governing Document (unless Agent, in its discretion, expressly elects in writing to become a member, manager, partner, or shareholder, as applicable), to exercise the voting and all other consensual rights of each Grantor as a member, manager, partner, or shareholder under the applicable Governing Document. Notwithstanding anything to the contrary in any Government Document, without complying with any other procedures set forth in the applicable Governing Document, upon the exercise of rights and remedies under this Agreement, to the extent set forth herein, Agent or its designee shall, if Agent, in its discretion, so elects in writing, become a member, manager, partner, or shareholder (as applicable) under the applicable Governing Document and shall have all rights, powers and benefits of each Grantor as a member, manager, partner, or shareholder, as applicable, under such Governing Document in accordance with the terms of this Agreement. For the avoidance of doubt, such rights, powers, and benefits of a substituted member, manager, partner, or shareholder shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Agreement remains in effect, no further consent, approval, or action by any Person, including, without limitation, any party to any applicable Governing Document or otherwise, shall be necessary to permit Agent or its designee to be substituted as a member, manager, partner, or shareholder pursuant to this Section 4.11 or to otherwise exercise any of the rights or remedies provided for in this Agreement.

(c)     Each Grantor acknowledges and agrees that notwithstanding any provision within such Grantor's applicable Governing Document, in connection with the exercise of rights and remedies under this Agreement, no legal opinion will be required to exercise such rights and remedies, no prior notice by Agent will be required in order to amend, restate, amend and restate, or otherwise modify such Governing Document, and any such restrictions within the Governing Document will not be deemed to apply to Agent or any of its respective successors, assigns and designated agents.

(d)      No Grantor shall take any action to cause any membership interest or partnership interest comprising the Investment Property constituting Collateral or other Collateral (to the extent not a "security" as of the Closing Date, as such term is defined herein) to be or become a "security" within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any Issuer to "opt in" or to take any other action seeking to establish any membership interest or partnership interest of the Investment Property constituting Collateral or other Collateral as a "security" or to become certificated.

(e)     Each Grantor covenants and agrees that, so long as this Agreement remains in effect, no Governing Document shall be amended to modify any of the provisions of this Section 4.11 incorporated therein pursuant to this Agreement without the prior written consent of Agent. The rights, powers and benefits granted pursuant to this Section 4.11 shall inure to the benefit of Agent and each of its respective successors, assigns, and designated agents as intended third party beneficiaries.

(f)      Each Loan Party Issuer hereby acknowledges, confirms, and ratifies all of the terms and provisions of this Section 4.11.

Section 4.12     Seller Undertakings.

(a)     Each Grantor shall keep Agent informed of all circumstances bearing upon any potential material claim under or with respect to the Assigned Agreements and the Seller Undertakings and such Grantor shall not, without the prior written consent of Agent, (i) waive any of its rights or remedies under any Assigned Agreement with respect to any of the Seller Undertakings in excess of $150,000, (ii) settle, compromise or offset any amount payable by the sellers to such Grantor under any Assigned Agreement in excess of $100,000 or (iii) amend or otherwise modify any Assigned Agreement in any manner which is materially adverse to the interests of Agent or any Lender.

(b)     Each Grantor shall perform and observe in all material respects all the terms and conditions of each Assigned Agreement to be performed by it, maintain each Assigned Agreement in full force and effect, enforce each Assigned Agreement in accordance with its terms and take all such action to such end as may from time to time be reasonably requested by Agent.

(c)     Anything herein to the contrary notwithstanding, (i) each applicable Grantor shall remain liable under each Assigned Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Assigned Agreement and (iii) neither Agent nor any other Lender shall have any obligation or liability under any Assigned Agreement by reason of this Agreement, nor shall Agent or any other Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.13     Equipment. Each Grantor will maintain each item of its material Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

Section 4.14     Vehicles. The Grantors shall promptly notify the Agent in the event that the aggregate book or fair market value of the Vehicles owned by the Grantors at any time exceeds $100,000 (which notice shall include a written supplement to the Perfection Certificate to reflect the same). Promptly following the reasonable request of the Agent at any time and from time to time, (i) each Grantor shall deliver a complete inventory of all Vehicles owned by such Grantor or in such Grantor's possession, and (ii) any and all applications for certificates of title or ownership indicating the Agent's first priority Lien on the Vehicles covered by such certificates, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Agent shall deem reasonably advisable to perfect its Liens on the Vehicles. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

Section 4.15     Further Assurances. Upon the request of the Agent and at the sole expense of the Grantors, each Grantor will promptly duly execute and deliver, and have recorded, all such further instruments and documents and take all such further actions as the Agent may require for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers granted in this Agreement, including, without limitation, (a) with respect to Government Contracts, collateral assignment agreements and notices of collateral assignment, in form and substance reasonably satisfactory to the Agent, duly executed by the subject Grantor in compliance with the Assignment of Claims Act (or analogous Applicable Law), (b) all applications, certificates, instruments, registration statements, and all other documents and papers the Agent may request and as may be required by Applicable Law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement, and (c) to insure the continued perfection and priority of Agent's Security Interest in any of the Collateral and of the preservation of its rights therein.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1       General Remedies. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, any other Loan Document and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below or expressly required under any of the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent may disclaim any warranties of title, possession and quiet enjoyment. The Secured Persons shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Secured Persons arising out of the exercise by any of them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of such Secured Person as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

Section 5.2       Specific Remedies.

(a)     The Agent hereby authorizes each Grantor to collect its Accounts; provided, that the Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b)     Upon the occurrence and during the continuance of an Event of Default:

(i)           the Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Agent) its Account Debtors and parties to the Contracts subject to a Security Interest that such Accounts and the Contracts have been assigned to the Agent;

(ii)          at the request of the Agent, each Grantor shall forward to the Agent, on the last Business Day of each week (or more frequently if so requested by the Agent), deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Agent;

(iii)         the Agent shall have the right to transfer or direct the transfer of the balance of each Blocked Account;

(iv)         the Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests of any Grantor constituting Collateral or other Proceeds constituting Collateral paid in respect of any Investment Property or Partnership/LLC Interests of any Grantor constituting Collateral other than distributions or dividends permitted by Section 6.08(b) and (d) of the Credit Agreement; provided that nothing in this Section 5.2(b)(iv) shall limit, effect, take priority over or supersede Agent's rights under the Loan Documents in respect of any other Collateral (including cash collateral held in any deposit account);

(v)          any or all of the Investment Property and Partnership/LLC Interests of the Grantors constituting Collateral shall, at the option of the Agent, be deemed registered in the name of the Agent or its nominee, it being acknowledged by each Grantor and each Loan Party Issuer that such registration may be effected by the Agent by the delivery of a Registration Page to the Loan Party Issuer of the Investment Property or Partnership/LLC Interests reflecting the Agent or its designee as the holder of such Investment Property or Partnership/LLC Interests; it being understood that any registration in the name of the Agent or its nominee, of the whole or any part of the Investment Property or Partnership/LLC Interests, whether by the delivery of a Registration Page or otherwise, shall be made solely for purposes of effectuating voting or other consensual rights with respect to such Investment Property and Partnership/LLC Interests in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of the Investment Property or Partnership/LLC Interests. Notwithstanding any delivery or modification of a Registration Page or exercise of an Irrevocable Proxy, no Secured Person shall be deemed the owner of, or assume any obligations of the owner or holder of the Investment Property or Partnership/LLC Interests unless and until Agent accepts such obligations in writing or otherwise takes steps to foreclose its security interest in the Partnership/LLC Interests and becomes (or the applicable Secured Persons become) the owner thereof under Applicable Law (including via sale as described in this Article V);

(vi)         the Agent or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Investment Property and Partnership/LLC Interests of the Grantors, as if the Agent was the absolute owner thereof, including, with respect to the Investment Property and Partnership/LLC Interests, the giving or withholding written consents of stockholders or members, calling special meetings of stockholders or members, and voting at any meeting of shareholders, partners or members of the relevant Issuers, and (B) to the extent not prohibited under Applicable Law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Investment Property and Partnership/LLC Interests as if the Agent was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and neither the Agent nor any other Secured Person shall be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer, and each Loan Party Issuer hereby agrees, to (x) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing, and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (y) at the direction of the Agent, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests constituting Collateral directly to the Agent constituting Collateral other than distributions or dividends permitted by Section 6.08(b) and (d) of the Credit Agreement; provided that nothing in this Section 5.2(b)(vi) shall limit, effect, take priority over or supersede Agent's rights under the Loan Documents in respect of any other Collateral (including cash collateral held in any deposit account);

(vii)        the Agent shall be entitled to (but shall not be required to): (A) proceed to perform (provided such performance shall not result in the Agent assuming such Contract) any and all obligations of the applicable Grantor under any Contract constituting Collateral and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, subject, however, to the prior approval of each other party to such Contract, to the extent required under the Contract, (B) do all other acts which the Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not in violation of the terms of the Credit Agreement or Applicable Law, and (C) sell, assign or otherwise transfer any Contract constituting Collateral, subject, however, to the prior approval of each other party to such Contract, to the extent required under the Contract; and

(viii)       the Agent shall be entitled to (but shall not be required to) assert, either directly or on behalf of any Grantor, any claim any Grantor may from time to time have against the sellers (or similar Persons) under or with respect to the Assigned Agreements and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Obligations.

Section 5.3       Private Sale.

(a)     Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all Collateral consisting of Securities which have not been registered for resale under the Securities Act ("Restricted Securities Collateral"), by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)     Each Grantor agrees to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws.

Section 5.4      Application of Proceeds. If an Event of Default shall have occurred and be continuing, upon Agent's receipt thereof, the Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, attorneys' fees and disbursements) in such manner as the Agent may elect in its sole discretion. Any balance of such Proceeds remaining after the Release Date shall be paid over to the Grantors, or to whomever else may be lawfully entitled to receive the same. Only after (a) the payment by the Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-608 and Section 9-615 of the UCC, and (b) the Release Date has occurred, shall the Agent account for the surplus, if any, to any Grantor, or to whomever else may be lawfully entitled to receive the same.

Section 5.5       Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and any right to or requirement for marshalling of assets. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations and the fees and disbursements of any attorneys employed by the Secured Persons to collect such deficiency.

Section 5.6       License. Without limiting the generality of any other Loan Document, each Grantor hereby grants to the Agent a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property of such Grantor for the purpose of selling, leasing or otherwise disposing of any or all Collateral after the occurrence and during the continuance of an Event of Default and the Agent may transfer such license to any purchaser of any applicable Collateral for the purpose of selling, leasing or otherwise disposing of any or all Collateral at all times by any such purchaser. Such license shall automatically terminate upon the Release Date.

ARTICLE VI

ATTORNEY-IN-FACT/PROXY/AGENT'S DUTIES

Section 6.1       Agent's Appointment as Attorney-In-Fact; Proxy.

(a)     Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, in each case, upon the occurrence and during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Account or Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under or with respect to any Account or Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

(iv)         execute, in connection with any sale or other transfer provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)          direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary or advisable to protect, preserve or realize upon the Collateral and the Agent's Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)     If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)     Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1(a) ABOVE) WITH RESPECT TO THE INVESTMENT PROPERTY AND PARTNERSHIP/LLC INTERESTS OWNED BY IT, WITH THE RIGHT TO, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TAKE ANY OF THE FOLLOWING ACTIONS: (I) TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY AND PARTNERSHIP/LLC INTERESTS, (II) VOTE SUCH INVESTMENT PROPERTY AND PARTNERSHIP/LLC INTERESTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION TO DO SO, (III) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY AND PARTNERSHIP/LLC INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS AND VOTING AT SUCH MEETINGS) AND (IV) TAKE ANY ACTION AND EXECUTE ANY INSTRUMENT WHICH THE AGENT MAY REASONABLY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY OR PARTNERSHIP/LLC INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH INVESTMENT PROPERTY OR PARTNERSHIP/LLC INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THIS AGREEMENT IS TERMINATED AND THE SECURITY INTERESTS CREATED HEREBY ARE RELEASED. SUCH APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ORGANIC DOCUMENTS OF ANY ISSUER OR THE LIMITED LIABILITY COMPANY ACT OF THE STATE OF DELAWARE OR ANY OTHER APPLICABLE STATE. In order to further affect the foregoing transfer of rights in favor of the Agent, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to present to any Issuer an Irrevocable Proxy and/or Registration Page.

(d)     Upon exercise of the proxy set forth herein, all prior proxies given by each Grantor with respect to any of the Investment Property or Partnership/LLC Interests (other than to the Agent) are hereby revoked, and no subsequent proxies (other than to the Agent) will be given with respect to any of the Investment Property or Partnership/LLC Interests, as applicable. The Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Investment Property and Partnership/LLC Interests at any and all times during the existence of an Event of Default, including, but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by Applicable Law, the Agent shall have no agency, fiduciary or other implied duties to any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Grantor and each Loan Party Issuer hereby waives and releases to the extent permitted by Applicable Law any claims that it may otherwise have against any Secured Person with respect to any breach or alleged breach of any such agency, fiduciary or other duty except to the extent that such claim arises solely from the gross negligence or willful misconduct of such Secured Person as determined by a final, non-appealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing appointment of the Agent as proxy and attorney-in-fact, the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(e)     Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations, appointments and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

Section 6.2       Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

ARTICLE VII

MISCELLANEOUS

Section 7.1       Amendments in Writing. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent (with such consent of the Required Lenders or Lenders, as applicable, to the extent set forth in the Credit Agreement) and the Grantor(s) that are directly affected thereby.

Section 7.2       Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.06 of the Credit Agreement (each Grantor agrees that all the notice information for each Grantor shall be the same as is specified for the Borrower in Section 9.06 of the Credit Agreement).

Section 7.3       No Waiver by Course of Conduct, Cumulative Remedies. None of the Secured Persons shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of Agent or any other Secured Person, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or the Secured Persons of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent and the Secured Persons would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law or under any other Loan Document.

Section 7.4       Enforcement Expenses, Indemnification.

(a)     The Grantors agree (jointly and severally) to pay or reimburse the Agent pursuant to the terms of Section 9.02(b) of the Credit Agreement.

(b)     The Grantors agree (jointly and severally) to pay, and to save the Secured Persons harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)      Each Grantor agrees to pay, and to save the Secured Persons and each of their Related Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any other Loan Document to the extent any Loan Party would be required to do so pursuant to the terms of Section 9.02 of the Credit Agreement.

(d)     The agreements in this Section 7.4 shall survive repayment of the Obligations and the termination of this Agreement and/or any other Loan Documents.

Section 7.5       Preservation of Remedies.

(a)      The Agent shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help including peaceful occupation of property and collection of rents, set-off, and peaceful possession of property, and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a dispute.

Section 7.6       Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Agreement), each Secured Person and each of their respective successors and permitted assigns pursuant to the terms of the Credit Agreement; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.7       Set-Off. Each Grantor hereby irrevocably authorizes each of the Secured Persons (at the direction of Agent) at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Person (or any agent or Affiliate of such Secured Person) to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Person (at the direction of Agent) may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Person hereunder or under any other Loan Document, in any currency, whether arising hereunder or any other Loan Document, as such Secured Person (at the direction of Agent) may elect, whether or not any Secured Person has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided no Secured Person shall set off against an Exempt Account. The applicable Secured Person shall notify such Grantor of any such set-off and the application made by such Secured Person of the proceeds thereof (which notice may be given on or after, or concurrently with, such set-off); provided, that the failure to give such notice shall not affect the validity of such set-off and application, result in any liability to any Secured Person or limit any of the provisions of this Agreement. The rights of the Secured Persons under this Section 7.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Persons may have.

Section 7.8       Counterparts; Fax/Email Signatures. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

Section 7.9       Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

Section 7.10     Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.11     Integration. This Agreement and the other agreements, instruments and documents referred to herein represent the agreement of the Grantors and the Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other agreements, instruments and documents referred to herein.

Section 7.12     Governing Law. THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

Section 7.13     Consent to Jurisdiction; Waiver of Jury Trial. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, IN AGENT'S SOLE DISCRETION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH PARTY HERETO HEREBY AGREES TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AGREES TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR, ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 7.14     Acknowledgements.

(a)     Each Grantor hereby acknowledges that: (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (ii) no Secured Person has any fiduciary relationship with or duty to any Grantor arising out of or in connection with the Credit Agreement, this Agreement or any of the other Loan Documents, and the relationship between the Grantors (on the one hand) and the Secured Persons (on the other hand) in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby.

(b)     Each Loan Party Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Loan Party Issuer agrees to provide such notices to the Agent as may be necessary to give full effect to the provisions of this Agreement.

Section 7.15     Additional Grantors. Each Person that becomes a Loan Party after the date hereof shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement (with a Perfection Certificate and/or other appropriate disclosure schedules respecting such Additional Grantor) in form and substance reasonably satisfactory to the Agent.

Section 7.16     Releases/Termination.

(a)     This Agreement shall continue to be in effect at all times until the Release Date.

(b)     On the Release Date the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination so long as such documents are in form and substance reasonably satisfactory to the Agent.

(c)     If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and thereafter not required to be subject to any Lien to secure the Obligations, then the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral so long as such releases and documents are in form and substance reasonably satisfactory to the Agent.

Section 7.17     Credit Agreement/Agreement to be Bound. Each Grantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to such Grantor. Without limiting the generality of the foregoing, by its execution and delivery of this Agreement, each Grantor hereby: (a) makes to each of the Agent and the Lenders each of the representations and warranties set forth in the Credit Agreement to the extent applicable to such Grantor fully as though such Grantor were a party thereto; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that the Borrower or any other Loan Party agrees and covenants to cause such Grantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that the Borrower or any other Loan Party agrees and covenants to cause such Grantor not to do, in each case, fully as though such Grantor was a party thereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the date and year first written above.

GRANTORS/LOAN PARTY ISSUERS:

CREDIT CARD RECEIVABLES FUND INCORPORATED, as a Grantor

By:	/s/ Scott Walther
Name:	Scott Walther
Title:	Vice President, Finance

ZB LIMITED PARTNERSHIP, as a Grantor

By:	/s/ Jay Zises
Name:	Jay Zises
Title:	President

UNIFUND HOLDINGS, LLC, as a Grantor

By:	/s/ Scott Walther
Name:	Scott Walther
Title:	Vice President, Finance

ZB/CCR CORP, as a Grantor

By:	/s/ Jay Zises
Name:	Jay Zises
Title:	President

Signature Page to Collateral Agreement

UNIFUND CCR PARTNERS,
VINTAGE RECEIVABLES LLC,
UNIFUND PORTFOLIO A, LLC,
UNIFUND PORTFOLIO B, LLC,
UNIFUND PORTFOLIO GER, LLC,
RECOVERY DECISION SCIENCE, LLC,
UNIPAC V, LLC,
UNIPAC IX, LLC,
UNIPAC VI HOLDINGS, LLC,
UNIPAC VI, LLC,
PILOT RECEIVABLES MANAGEMENT, LLC,
DISTRESSED ASSET PORTFOLIO II, LLC,
DISTRESSED ASSET PORTFOLIO III, LLC,
FRIC HOLDING CORPORATION,
FRIC ACQUISITION INC.,
CAPILANO HOLDINGS CORPORATION,
HOLLYBURN HOLDINGS CORPORATION,
FIRST RESOLUTION INVESTMENT CORPORATION,
TECHWOODS HOLDINGS, LLC,
UNIFUND CCR, LLC, each as a Grantor and Loan Party Issuer

By:	/s/ Scott Walther
Name:	Scott Walther
Title:	Vice President, Finance

AGENT:

CCP AGENCY, LLC, as Agent

By:	/s/ Jason Gelberd
Name:	Jason Gelberd
Title:	Partner